TIFF INVESTMENT PROGRAM, INC.
ARTICLES SUPPLEMENTARY

TIFF Investment Program, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and reclassified all of the authorized shares of the TIFF International Equity Fund class of the Corporation’s common stock, all of which are unissued, into authorized but unissued shares of the TIFF Multi-Asset Fund class of the Corporation’s common stock.

SECOND:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and reclassified all of the authorized shares of the TIFF U.S. Equity Fund class of the Corporation’s common stock, all of which are unissued, into authorized but unissued shares of the TIFF Multi-Asset Fund class of the Corporation’s common stock.

THIRD:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and reclassified all of the authorized shares of the TIFF Emerging Markets Fund class of the Corporation’s common stock, all of which are unissued, into authorized but unissued shares of the TIFF Multi-Asset Fund class of the Corporation’s common stock.

FOURTH:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and reclassified all of the authorized shares of the TIFF Bond Fund class of the Corporation’s common stock, all of which are unissued, into authorized by unissued shares of the TIFF Multi-Asset Fund class of the Corporation’s common stock.

FIFTH:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue Three Billion, Five Hundred Million (3,500,000,000) shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of Three Million Five Hundred Thousand Dollars ($3,500,000.00), all of which was designated as common stock, and which shares of common stock were designated and classified into the following classes:

Classes                                                      Number of Shares

TIFF U.S. Equity Fund                                                      500,000,000
TIFF International Equity Fund                                                      500,000,000
TIFF Emerging Markets Fund                                                      500,000,000
TIFF Bond Fund                                                      500,000,000
TIFF Short-Term Fund                                                      500,000,000
TIFF Multi-Asset Fund                                                    1,000,000,000

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue Three Billion, Five Hundred Million (3,500,000,000) shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of Three Million Five Hundred Thousand Dollars ($3,500,000.00), all of which will be designated as common stock, and which shares of common stock will be designated and classified as follows:

Classes                                                      Number of Shares

TIFF Short-Term Fund                                                      500,000,000
TIFF Multi-Asset Fund                                                    3,000,000,000

FOURTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, TIFF INVESTMENT PROGRAM, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of March, 2012; and its Vice President acknowledges that these Articles Supplementary are the act of TIFF Investment Program, Inc., and she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                                TIFF INVESTMENT PROGRAM, INC.
/s/ Frances Sebzda                                                                /s/ Richelle S. Maestro

Frances Sebzda, Assistant Secretary                                                                           Richelle S. Maestro, Vice President